# MEMBERSHIP PURCHASE AGREEMENT

**by and between**

**SKIN SCIENTIFIC LLC**
**DANIEL ZACHARY TANJELOFF**

**and**

**MOMENTOUS ENTERTAINMENT GROUP, INC**

**December 18, 2017**

# MEMBERSHIP PURCHASE AGREEMENT

**MEMBERSHIP PURCHASE AGREEMENT** (this "**Agreement**"), dated as of December 18, 2017, by and between **SKIN SCIENTIFIC LLC,** a Delaware Limited Liability Corporation hereinafter referred to as "**Skin**" or the "**Company**", and **MOMENTOUS ENTERTAINMENT GROUP, INC**, a Nevada Corporation, hereinafter referred to as the "**Buyer**".

The Company is hereinafter sometimes referred to as the "**Selling Party**" or "**Seller**", the Buyer is hereinafter sometimes referred to as the "**Buying Party**" or "**Buyer**", and the Selling Party and the Buying Party are sometimes individually referred to as a "**Party**" and collectively as the "**Parties.**" Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them as set forth on **Annex I**, annexed hereto.

WHEREAS, the Company is engaged in the business of owning and operating the website **https://getskinscientific.com** to offer skin care products and solutions through advertisers and marketing affiliates using in-house technology to customers worldwide (the "**Business**" or the "Company");

WHEREAS, upon the terms, in the manner and subject to the conditions set forth in this Agreement, Daniel Zachary Tanjeloff ("**Seller**"), the sole member of the Company, desires to cause to consummate a transaction with the Buyer, pursuant to which Seller will sell all of the membership interest in the Company in exchange for One Hundred Twenty-Seven Thousand Five Hundred ($127,500) Dollars as defined in Article II and other promises and obligations of Buyer hereunder (the "**Transaction**"); and

WHEREAS, upon the terms, in the manner and subject to the conditions set forth in this Agreement, the Buyer is willing to acquire the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

## I.
## THE TRANSACTION

### 1.1 Skin Scientific Equity Interests.

(a) As of the date of this Agreement, the Company is wholly owned by Seller, who is the beneficial owner of record of one hundred percent (100%) of the total issued and outstanding membership interest of the Company (the "**Subject Membership Interest**"). There are no additional membership interests in the Company that are issuable upon conversion of outstanding notes or other securities or upon exercise of outstanding options and warrants or other rights to acquire Company equity interests.

### 1.2 Acquisition of Subject Membership Interest

(a) On the "**Closing Date**" (herein defined), the Buyer shall acquire from the Seller, in exchange for the Consideration set forth below, all, and not less than all of the Subject Membership Interest.

(b) On the Closing Date, and against receipt of delivery of the Consideration set forth in Section 2.1 below, the Selling Party shall deliver to the Buying Party a Certificate of Amendment to the Articles of Organization, as provided in Exhibit A, evidencing all, and not less than all of the Subject Membership Interest, in a form and content acceptable to the Buyer, assigning the Buyer (collectively, "**Transfer**") good and marketable title to all of the Subject Membership Interest, free and clear of all Encumbrances. Buyer assumes all financial obligations and debts of the Company existing as of the Closing Date and accruing thereafter.

1.3 **Closing Date**. Subject to the terms and conditions of this Agreement, the Parties hereto shall (i) consummate the acquisition, and (ii) the Buyer shall issue the Consideration set forth in Section 2 below to the Seller on December 20th, 2017 (the "**Closing Date**"), unless otherwise agreed to in writing by the Parties.

## II.
## CONSIDERATION AND PAYMENT

II.1. **Consideration**. The consideration payable to the Seller shall be One Hundred Twenty-Seven Thousand Five Hundred ($127,500) Dollars as defined in Section 2.2 (the "**Consideration**").

II.2. **Payment of Consideration**. The Structure of the purchase price and payments is as follows:

(a) Buyer has previously paid a Twelve Thousand Five Hundred ($12,500) Dollar deposit towards the purchase price to Seller at the date of the executed Letter of Intent.

(b) Seller to receive One Thousand One Hundred Seventy-Five (1,175) Shares of Class B Stock, with the same rights as other holders of those interests, in Momentous Entertainment Group, Inc (MMEG), to be ordered from Momentous's transfer agent within 24 hours following closing.

(c) Note payable: One Hundred Thousand ($100,000) Dollars in the form of a note payable in 24 equal monthly installments of principal and interest with said payments to begin 90 days from the date of closing. The interest rate shall be 6% per annum.

(d) Note payable: Fifteen Thousand ($15,000) Dollars in the form of a note due and payable 9 months from the closing date of this transaction

(e) Buyer and Seller to agree on a management consulting agreement the terms of which are to be determined and shall be made a part of this agreement.

(f) Seller to allow Buyer to utilize existing merchant processing accounts until March 1st, 2018 in exchange for Thirty Thousand Dollars ($30,000) added to

Seller's reserve balance in his personal merchant processing accounts, which shall be paid to Seller ahead of any payments made or reserves accrued on behalf of the Buyer.

(g) All Company revenue to be paid towards paying off the working capital debt of the Seller, until or unless Buyer is able to move said obligations under its own corporate guarantee.

## III.
## REPRESENTATIONS AND WARRANTIES OF SELLING PARTY

Seller and the Company, as the Selling Party, do hereby jointly and severally represent and warrant to the Buyer, as of the date hereof (except as to any representation or warranty which specifically relates to another date), as follows, *provided, however*, that all such representations and warranties are qualified and limited by the knowledge of Seller and the disclosure schedules of the Selling Party, which set forth certain disclosures concerning the Selling Party:

III.1. **Due Organization and Qualification**. The Company is a limited liability corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and lawful authority to own, lease and operate its assets, properties and business and to carry on the Business as now conducted. The Company is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its property requires such qualification.

III.2. **Authority to Execute and Perform Agreements.** The Selling Party has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and all other **"Transaction Documents"** to which he or it is a party and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which Seller and the Company is a party and the consummation by each of the Selling Party of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary individual and corporate action, and no other proceedings on the part of either of the Selling Party are necessary to authorize this Agreement and the Transaction Documents or to consummate the transactions so contemplated. This Agreement and the Transaction Documents have all been duly executed and delivered and are the valid and binding obligations of each of the Selling Party enforceable against them in accordance with their terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights.

III.3. **Ownership of Subject Membership Interest**. Seller is the beneficial owner of record of all and not less than all of the Subject Membership Interest; and the Subject Membership Interest represents and will represent one hundred percent (100%) of the membership interests that will be issued and outstanding as of the Closing Date. All of the Subject Membership Interest are owned by Daniel Zachary Tanjeloff free and clear of all Encumbrances and may be transferred to the Buyer pursuant to this Agreement without restriction of any kind, other than as provided in the federal securities laws.

III.4. **Tax Matters**

(a) The employer identification number for the Company is 81-2623027.

(b) All Tax Returns with respect to the Company that are required to be filed before the Closing Date, have been or will be filed, the information provided on such Tax Returns is or will be complete and accurate in all material respects, and all Taxes shown to be due on such Tax Returns have been or will be paid in full by seller, to the extent that a failure to file such Tax Returns or pay such Taxes, or an inaccuracy in such Tax Returns, could result in the Buyer being liable for such Taxes or could give rise to a Lien on the Company Equity.

(c) There is no pending or, to The Selling Party's knowledge, threatened action, audit, proceeding, or investigation by any taxing authority with respect to the assessment or collection of Taxes of the Company.

III.5. **Compliance with Laws; Permits**

(a) To the Selling Party's knowledge, the Company has not violated any laws, which violation has had or is reasonably expected to have a Material Adverse Change on the Company. To the knowledge of the Selling Party, the Company has not made any illegal payment to officers or employees of any Governmental or Regulatory Authority, or made any payment to marketing affiliates for the sharing of fees or to affiliates or Advertisers for rebating of charges, or engaged in any other reciprocal marketing practices that violate any Laws, or made any illegal consideration to purchasing agents or other representatives of marketing affiliates in respect of sales made or to be made by the Company which has had or is reasonably expected to have a Material Adverse Change on the Company. The Selling Party is not aware of facts that (with or without notice or lapse of time, or both) could result in the Company being in violation of any Law which violation is reasonably expected to have a Material Adverse Change on the Company.

(b) The Company has necessary certificates and permits, to operate its Business as presently conducted in all material respects, all of which certificates and permits are current (the "**Required Permits**"). Except for the Required Permits, no other certificates or permits are material or necessary for the conduct of the Business. All required certificates and permits are provided on Schedule 3.5.

(c) The Company has not received any written notice, complaint, demand or other writing from any department or other Governmental or Regulatory Authority that could reasonably be expected to have a Material Adverse Change on the Company or its Business as currently conducted.

(d) To the knowledge of the Selling Party, neither the Selling Party nor any other Person associated with or acting on behalf of the Business has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, domestic or foreign, regardless of form, whether in money, property, or services (a) in violation of any Law, or (b) to foreign or domestic government officials or employees or to foreign or domestic political Parties or campaigns, (ii) violated any applicable export control, money laundering or anti-terrorism Law, or otherwise taken any action that would be in violation of the Foreign

Corrupt Practices Act of 1977, as amended, or (iii) established or maintained any fund or asset with respect to the Business that has not been recorded in its books and records.

III.6. **No Breach.** The Selling Party's execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Company's articles of incorporation or bylaws; (ii) any Contract to which the Company or Tanjeloff is a party or by or to which it or any of their assets are bound or subject; (iii) any Law or Order against, or binding upon or applicable to the Selling Party or its assets; or (iv) any Permit of the Selling Party; except, with respect to clauses (ii), (iii) and (iv), to the extent that such violation, conflict, breach, modification or default would not have or reasonably be expected to have a Material Adverse Change on the Company.

III.7. **Litigation.** There are no outstanding Orders against or involving the Selling Party applicable to the operations of the Business, or the Company. The Selling Party is not, nor has it been during the one (1) year prior to the date hereof, a party to or, to the Selling Party's Knowledge threatened (in writing) with any Legal Proceeding applicable to the operations of the Business. There is no dispute with any Person under Contract with the Selling Party in connection with the operations of the Business that has had or would reasonably be expected to have a Material Adverse Change on the Company. To the Selling Party's knowledge, there is no fact, event or circumstance that may give rise to any Legal Proceeding that would be required to be set forth if currently pending or threatened in writing. There are no Legal Proceedings pending or, to the Selling Party's Knowledge, threatened in writing that would give rise to any right of indemnification on the part of any past or present director or officer of the Company or the heirs, executors or administrators of such director or officer against the Company or any successor to the Business.

III.8. **Employment Matters.** The Company is not a party to any employment agreement, work-for-hire agreement or collective bargaining agreement. To the Selling Party's Knowledge, there are no union efforts or activities in existence or threatened by any labor organization to organize the employees of the Company. There are no strikes, lockouts or other labor activities in existence or, to the Selling Party's Knowledge, threatened.

III.9. **Contracts.**

All of the Material Contracts binding upon the Company are set forth on Schedule 3.9 and copies of such Contracts have been delivered to the Buyer. To the Selling Party's knowledge, each of such Contracts are valid, subsisting agreements, in full force and effect and binding upon the Parties thereto in accordance with their terms. Schedule 3.9 includes a list of all of the Affiliate Contracts and vendor Contracts necessary to operate in all material respects the Business of the Company in the Ordinary Course in the manner conducted as of the Closing Date.

III.10. **Title to Assets.** The Company owns outright and has good and marketable title to, or a valid leasehold or license interest in, all of its assets, free and clear of all Encumbrances. A list of assets of the Company are listed in Schedule 3.10.

III.11. **Condition and Sufficiency of Equipment.** All of the computers, servers and other equipment used by the Company in the operation of its Business (the "**Equipment**") are in good operating condition and sufficient to enable the Company to conduct its Business as presently conducted in all material respects. A list of all Property and Equipment of the company is listed in Schedule 3.11.

III.12. **Third Party Products.** Schedule 3.12 sets forth a true and complete list of all products or services of the Company which relate to the Business and are currently being developed, sold or offered for sale by the Company which have been developed for others by Persons other than the Company or its Affiliates (the "**Third Party Products**").

III.13. **Advertiser and Affiliate Lists.**

(a) Attached to Schedule 3.13(a) is a true and correct list of the Key Advertisers and Key Affiliates as of the date of this Agreement. Such lists accurately contain the name and address, contract expiration date for each Key Advertiser and Key Affiliate.

(b) Except as set forth on Schedule 3.14(b), to the Selling Party's knowledge, there has been no written notice to Company that any Key Advertiser or Key Affiliate of the Business: (i) intends to terminate its agreements with the Company, or otherwise modify its relationship with the Company, or (ii) that the acquisition of the Subject Membership Interest by the Buyer will materially and adversely affect the relationships of the Buyer (as successor to the Business) with such Key Advertisers or Key Affiliates.

III.14. **Operation of the Business.** The Company has not since January 1, 2017:

(a) except for content or Equipment or inventory acquired in the Ordinary Course, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Persons or made any commitments to do any of the foregoing;

(b) except in the Ordinary Course, made any sale, assignment, transfer or license of any Products or Business Intellectual Property;

(c) except in the Ordinary Course, entered into or amended, or agreed to enter into or amend any Contract to which it is a party or to which it or its assets or properties related to the Business are bound or subject;

(d) hired, or agreed to hire, any Person as an employee or business entity to perform services in connection with the Business; entered into or amended, or agreed to enter into or amend, any employment agreement of any employee; made or agreed to make any payment or commitment to pay severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives;

(e) except in the Ordinary Course, terminated or agreed to terminate, or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Contract that is or was material to its assets, properties, business, operations or condition (financial or otherwise) relating to the Business;

(f) suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the assets, properties, business, operations, condition (financial or otherwise) or prospects of the Business;

(g) established or increased any bonus, commission, insurance, retention, deferred compensation, pension, retirement, profit sharing, option (including the granting of options, performance awards or restricted equity awards) or other employee benefit plan or arrangement, increased any salary or otherwise increased the compensation payable to or to become payable to any Employee;

(h) entered into any employment or severance agreement with any current or former employee providing services with respect to the Business;

(i) failed to make any payment to any material creditor of the Business as they have become due and payable except in the event of a bona fide payment dispute;

(j) authorized, or committed or agreed to take, any of the foregoing actions.

III.15. **Financial Statements, Business Plan and Projections.** The Selling Party has supplied the Buyer with its balance sheet, statement of operations and statement of cash flow, as of December 15, 2017 and for the twelve-month period then ended. **Intellectual Property.**

(a) Schedule 3.16(a) sets forth, with respect to the Company or any Affiliate of Company relating to the Business, a complete and accurate list of all "Intellectual Property" (as that term is defined on **Annex 1** to this Agreement) which is owned, licensed, leased or otherwise used by the Selling Party (the "**Business Intellectual Property**").

(b) Schedule 3.16(b) sets forth a complete and accurate list of all agreements to which the Company is a party or otherwise bound (i) granting or obtaining any right to use or practice any rights under any Business Intellectual Property or (ii) restricting the rights of the Company to use any Business Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "**License Agreements**"). The License Agreements are valid and binding obligations of all Parties thereto, enforceable in accordance with their terms, and, to the knowledge of the Selling Party, there exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice of lapse of time or both) a material default by any party under any such

License Agreement. The Company has not licensed or sublicensed its rights in any Business Intellectual Property other than pursuant to the License Agreements.

(c) Except as set forth on Schedule 3.16:

(i) The Company or its Affiliates owns, or has a valid right to use, free and clear of all Encumbrances, all of the Business Intellectual Property. The Company is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on Schedule 3.16.

(ii) The Business Intellectual Property owned by the Company, and to the knowledge of the Selling Party, any Business Intellectual Property used by the Company, is subsisting, in full force and effect, has not been cancelled, expired, or abandoned, and is valid and enforceable.

(iii) There is no pending or, to the knowledge of the Selling Party threatened, claim, suit, arbitration or other adversarial Legal Proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (A) involving the Business Intellectual Property owned by the Company, or, to the knowledge of the Selling Party, the Business Intellectual Property licensed to the Company, (B) alleging that the activities or the conduct of the Business do, or will, infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or (C) challenging the ownership, use, validity, enforceability or registrability of any Business Intellectual Property owned by the Company.

(iv) To the knowledge of the Selling Party, the conduct of the Business does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the knowledge of the Selling Party, no third party is misappropriating, infringing, or violating any Business Intellectual Property owned by the Company and no such claims, suits, arbitration or other adversarial proceedings have been brought against any third party by the Company remain unresolved.

(v) The Selling Party has taken all necessary measures to protect the confidentiality of its Trade Secrets, including (i) requiring each individual person employed by the Company as of the Closing Date to execute an Employee Confidentiality Agreement, the form of which has been furnished to Buyer. To the knowledge of the Selling Party, no Trade Secrets have been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the knowledge of the Selling Party, no party to any non-disclosure agreement relating to its trade secrets is in breach or default thereof.

(d) The consummation of the Agreement and the transactions contemplated hereby will not result in the material loss or impairment of the Buyer's right to own or use any of the Business Intellectual Property, nor will it require the consent of any Government or Regulatory Authority or third party in respect of any such Business Intellectual Property.

3.17 **Full Disclosure.** To the Selling Party's Knowledge, all documentation and other papers delivered to the Buyer by or on behalf of the Selling Party in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic. To the Selling Party's Knowledge, such documents and this Agreement do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading.

OTHER REPRESENTATIONS AND WARRANTIES NOT SET FORTH ABOVE ARE HEREBY DISCLAIMED.

## IV.
## REPRESENTATIONS AND WARRANTIES OF BUYING PARTIES

The Buyer represents and warrants to the Seller and Selling Party, as of the date hereof (except as to any representation or warranty which specifically relates to another date) and as of the Closing Date, as follows:

IV.1. **Due Organization.** The Buyer is a Corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the power and lawful authority to own its assets and properties and to carry on its business as now conducted.

IV.2. **Ownership.** The Buyer is wholly owned by Momentous Entertainment Group, Inc.

IV.3. **Authority Relative to this Agreement and Transaction Documents.** The Buyer has the full power and authority to execute and deliver this Agreement and any Transaction Document to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any other Transaction Document to which it is a party by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary legal action, and no other corporate or other proceedings on the part of the Buyer is necessary to authorize this Agreement or any Transaction Document to which it is a party or to consummate the transactions so contemplated. This Agreement and the Transaction Documents to which it is a party have been duly and validly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the Selling Party, constitutes a legal, valid, and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other Laws affecting creditor's rights generally and general equitable principles.

IV.4. **Litigation.** There are no outstanding Orders against or involving the Buyer applicable to the operations of the Buyer.. Neither of the Buyer is now, nor has been during the one (1) year prior to the date hereof, a party to or, to Buyer's knowledge threatened (in writing) with any Legal Proceeding applicable to the operations of the Buyer's business. There is no dispute with any Person under contract with the Buyer in connection with the operations of the Buyer's business. No legal matters individually or together with any

other, will result in a Material Adverse Change applicable to the operations of the Buyer's business. To Buyer's Knowledge, there is no fact, event or circumstance that may give rise to any legal matter that would be required to be set forth as currently pending or threatened in writing. There are no legal matters pending or, to Buyer's Knowledge, threatened in writing that would give rise to any right of indemnification on the part of any past or present director or officer of the Buyer or the heirs, executors or administrators of such director or officer against the Buyer or any successor to the Buyer's business.

(a) **Note.** The Buyer will pay or cause to be paid the amounts due under the Note in a timely manner.

## V.
## ADDITIONAL COVENANTS AND AGREEMENTS

V.1. **Expenses of Transaction.** The Parties to this Agreement shall each bear their respective direct and indirect expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, whether or not the transactions contemplated hereby and thereby are consummated, including, but not limited to, all fees and expenses of brokers, agents, representatives, counsel and accountants, provided that the Seller may shall pay up to $5,000 of the fees and expenses of Seller's/Selling Party's legal counsel from Company funds.

V.2. **Forwarding Inquiries.** For a period of one (1) year from the Closing Date, Selling Party shall forward to the Buyer any e-mail, facsimile, postal mail or telephone inquiries relating to the Business. To the extent a separate phone number or mailing address is used solely for the Business, the Selling Party shall promptly after the Closing Date file complete and adequate forwarding notices with the postal officials and appropriate telephone utilities provided by the Buyer for the forwarding to the Buyer of all mail and telephone calls relating to the Company or the Business.

V.3. **Certain Covenants of the Selling Party.**

(a) Non-Compete. The Selling Party acknowledges that (i) the Buyer would not have entered into this Agreement but for the agreements and covenants contained in this Section 5.4; (ii) the agreements and covenants contained in this Section 5.4 are essential to protect the business, goodwill, trade secrets and confidential information of the Business and are appropriate in scope and (iii) the Business is conducted worldwide (the "**Territory**"). To induce the Buyer to enter into this Agreement, Seller covenants and agrees that during the period commencing on the Closing Date and ending on the first (1st) anniversary of the Closing Date (the "**Restricted Period**"), except as may be required in order for Seller to satisfy his obligations under this Agreement or to conduct any activities on behalf of the Business as permitted hereunder, Seller shall not, directly or indirectly, (i) engage in any related business activity in the Territory that competes with the Business; (ii) render any services to any Person for use in competing with the Business in the Territory; or (iii) have an interest in any Person engaged in any business that competes with the Business in the Territory, directly or indirectly, in any capacity, including as a partner, member, officer, director, manger, principal, agent, trustee or consultant or any other relationship or capacity; provided, however, that Seller may own, directly or

indirectly, solely as an investment, securities of any Person which are publicly traded if Seller (a) is not a controlling person of, or a member of a group which controls, such Person and (b) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Person; or (iv) interfere with business relationships (whether formed heretofore or hereafter) between the Buyer or any of its Affiliates, Advertisers or prospective customers of the Business. For purposes herein, an activity competes with the Business if it relates to the direct marketing to consumers of a skin care product through online affiliate marketing networks.

(b) Employees of the Business. During the Restricted Period, and in connection with the Business, Seller shall not, directly or indirectly, solicit or encourage any employee of the Company to leave the employment of the Company, or hire any such employee for up to one (1) year following the termination of such employment with the Company.

(c) Affiliates of the Business. During the Restricted Period, Seller shall not, directly or indirectly, persuade or attempt to persuade any affiliate or Advertisers or prospective affiliate or Advertisers of the Company not to hire or do business with the Company or any successor thereto.

(d) Confidential Information. During the Restricted Period, Seller shall keep secret and retain in strictest confidence, all confidential matters relating to the Business or the Buyer and its Affiliates, including, but not limited to, "know how", trade secrets, affiliate lists, Advertisers lists, details of consultant and employment Contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, technical processes, designs and design projects, processes, inventions, software, source codes, object codes, systems documentation and research projects and other business affairs related to the Business (collectively "**Confidential Information**"), and shall not disclose them to anyone outside of the Buyer and its Affiliates provided, however, this covenant shall not apply to any information which is or becomes generally available to the public through no wrongful act of Seller or that is otherwise commonly known in the trade. Seller may disclose Confidential Information if required to do so in any legally required government or securities filings, legal proceedings, subpoena, civil investigative demand or other similar process; provided, that Seller (i) provides the Buyer with prompt notice of such required disclosure so that the Buyer may attempt to obtain a protective order, (ii) cooperates with the Buyer, at the Buyer's expense, in obtaining such protective order, and (iii) only discloses that Confidential Information which it is absolutely required to disclose as advised by counsel.

(e) Rights and Remedies Upon Breach. If Seller breaches, or threatens to commit a breach of, any of the provisions of this Section 5.4, the Buyer shall have, without prejudice to any other available rights and remedies, the right to seek specific enforcement of the restrictive covenants set forth in this Section 5.4 by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause immediate and irreparable injury to the Buyer and that money damages alone may not provide adequate remedy to the Buyer

(f) Blue Penciling. If any term or other provision of this Section 5.4 is

invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Section 5.4 shall nevertheless remain in full force and effect. Upon determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to, or the court making such a determination shall, modify this Section 5.4 so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

V.4. **Board of Directors.** On the Closing Date, the Board of Directors of the Buyer and the Company shall consist of one (1) individual, whom shall be designated by Kurt Neubauer, CEO, Momentous Entertainment Group, Inc.

V.5. **Further Assurances.** Each of the Parties shall execute such documents and other papers and perform such further acts as may reasonably be required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

V.6. **Examinations and Investigations.** The Buyer acknowledges that prior to the Closing Date, the Buyer was entitled to, through its employees and representatives, make such investigations of the Business and such examination of the books, records and financial condition of the Business as the Buyer reasonably considered necessary.

V.7. **Bank Accounts.** On the Closing Date, representatives of the Buyer shall be designated as signatories on all Company bank accounts (subject to Section 5.9).

V.8. **Access to Records.** Each Party agrees to provide the other party with reasonable access to the books and records of the other party related to the Business after the Closing Date for the purpose of preparing tax returns, defending claims or other reasonable business purposes.

V.9. **Credit Accounts.** Buyer and Seller acknowledge that the Company utilizes the Credit Accounts in connection with the operation of the Business and that, as of the Closing Date, there will be balances outstanding under the Credit Accounts (the "Outstanding Balances"). From and after the Closing Date until all Outstanding Balances have been fully paid, Buyer agrees that the Seller shall assist the Buyer with the operation of the Business and shall have the authority to control and disburse funds of the Company for the purposes of paying in full the Outstanding Balances. Seller will add Kurt Neubauer as signatory to all Company Accounts upon closing.

V.10. **Merchant Processing System.** As soon as reasonably practicable, and in no event later than March 1st, 2018, Buyer covenants that it shall, and shall cause the Company to, cease using merchant processing system/intermediary used by the Company prior to closing as the merchant processing system of the Company under the contracts in the name of Seller and shall make all necessary arrangements for a substitute merchant processing system contract in the Company's or Buyer's name. All credit card reserves held by the applicable third parties as of the Closing Date in connection with the merchant processing arrangements of the Company will, if and when released, be for the benefit and account of Seller and promptly paid to seller.

V.11. **Personal Guarantees.** As promptly as practicable, and in any event within sixty (60) days following the Closing Date, Buyer covenants that it shall, and shall cause the Company to, secure the unconditional release of Seller from the Personal Guarantees,

including effecting such release by providing guarantees or other substitute credit support, such that Buyer or the Company, as applicable, shall be solely responsible for the obligations thereunder. From and after the Closing Date, Buyer shall indemnify Seller from and against any and all Losses arising from, or relating to, the Personal Guarantees, and shall, as promptly as practicable, and in any event within five (5) days after written demand therefor from Seller, reimburse Seller to the extent any Personal Guarantee is called upon and Seller makes any payment or incurs any Liability in respect of any such Personal Guarantee.

## VI.
## INDEMNIFICATION

VI.1. **Survival.** All representations and warranties of the Selling Party and the Buyer shall survive the execution and delivery hereof and the Closing hereunder, and all such representations and warranties shall thereafter terminate and expire with respect to any theretofore unasserted claim one (1) year following the Closing Date (and no claim for indemnification shall thereafter be made arising from any breaches of any such representations or warranties), except that (i) the representations and warranties set forth in Section 3.4 (Tax Matters) shall survive for ninety (90) days following the applicable statute of limitations and (ii) any intentional misrepresentation of which the party making such representation had knowledge prior to the Closing Date shall survive for two (2) years following the Closing Date. All covenants and agreements respectively made by the Selling Party and the Buyer in this Agreement to be performed after the Closing Date shall survive the Closing and will remain in full force and effect thereafter until (i) in the case of all covenants and agreements that have specified terms or periods, until the expiration of the terms or periods specified therein; and (ii) in the case of all other covenants and agreements that do not have specified terms or periods, until the fulfillment thereof.

VI.2. **Obligation of Selling Party to Indemnify.** Subject to Section 6.1, from and after the Closing Date, the Selling Party shall indemnify, defend and hold harmless the Buyer and its members, directors, officers, employees, Affiliates and assigns (each, a "**Buyer Indemnified Party**") from and against any Losses sustained or incurred by such Buyer Indemnified Party to the extent relating to, caused by or resulting from:

(a) any breach of any representation or warranty of the Selling Party contained in this Agreement or in any certificate, schedule, document, or other writing delivered by the Selling Party pursuant to this Agreement; or

(b) any breach of, or failure to satisfy, any covenant or obligation of the Selling Party in this Agreement or on any other certificate, document, writing or instrument delivered by the Selling Party pursuant to this Agreement.

VI.3. **Obligation of Buying Parties to Indemnify**. Subject to Section 6.1, from and after the Closing Date, the Buying Parties shall indemnify, defend and hold harmless the Selling Party and its directors, officers, employees, Affiliates and assigns (each, a "**Selling Party Indemnified Party**") from and against any Losses sustained or incurred by such Selling Party Indemnified Party to the extent relating to, caused by or resulting from:

(a) any breach of any representation or warranty of the Buying Parties contained in this Agreement or in any certificate, schedule, document, or other writing delivered by the Buying Parties pursuant to this Agreement;

(b) any breach of, or failure to satisfy, any covenant or obligation of the Buying Parties in this Agreement or on any other certificate, document, writing or instrument delivered by the Buying Parties pursuant to this Agreement; or

(c) any dollar amount due from the Buying Party or equity certificates or other items to be provided by the Buying Party pursuant to either Article II of this Agreement or any other applicable Article to this Agreement.

VI.4. **Notice of Third Party Claims to Indemnifying Party.** If any Party (the "**Indemnitee**") receives notice of any claim or the commencement of any action or proceeding from a Person not a party to this Agreement with respect to which another Party (or Parties) to this Agreement is obligated to provide indemnification (the "**Indemnifying Party**") pursuant to Section 6.2 or Section 6.3, the Indemnitee shall promptly give the Indemnifying Party notice thereof. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted Liability of the Indemnitee. The failure to provide such notice will not affect any rights hereunder except to the extent the Indemnifying Party is materially prejudiced thereby. If the Indemnifying Party elects to compromise or defend such asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted Liability. In the event that the Indemnitee determines in good faith that a conflict of interest exists or that there are defenses, claims or counterclaims available to the Indemnitee that are not available to the Indemnifying Party, then the Indemnitee shall have the option of obtaining its own counsel for such claim at the Indemnifying Party's cost and expense. If the Indemnifying Party elects not to compromise or defend against the asserted Liability, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may at the Indemnifying Party's expense, defend such asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld; provided, further, that no Indemnitee shall be required to consent to, and neither the Indemnifying Party nor the Indemnitee shall settle or compromise, any claim in any manner that, in the reasonable judgment of the Indemnitee or its counsel, will materially adversely affect the Indemnitee other than as a result of money damages or other money payments that are fully paid by the Indemnifying Party. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available

to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

VI.5. **Notice of Claims**. In the case of a claim for indemnification hereunder that is not a third-party claim covered by Section 6.4 hereof, upon determination by an Indemnitee that it is entitled to indemnification, the Indemnitee shall deliver notice of such claim to the Indemnifying Party, setting forth in reasonable detail the basis of such claim for indemnification (the "**Indemnification Notice**"). Upon the Indemnification Notice having been given to the Indemnifying Party, the Indemnifying Party shall have thirty (30) days in which to notify the Indemnitee in writing (the "**Dispute Notice**") that the amount of the claim for indemnification is in dispute, setting forth in reasonable detail the basis of such dispute. In the event that a Dispute Notice is not given to the Indemnitee within the required thirty (30) days, the Indemnifying Party shall be obligated to pay the Indemnitee the amount set forth in the Indemnification Notice within sixty (60) days after the date that the Indemnification Notice had been given to the Indemnifying Party. In the event that a Dispute Notice is timely given to an Indemnitee, the Parties hereto shall have thirty (30) days to resolve any such dispute. In the event that such dispute is not resolved by such Parties within such period, the Parties shall have the right to pursue all available remedies to resolve such dispute.

VI.6. **Tax Treatment of Indemnity Payments.**

(a) The Selling Party and the Buyer agree to treat any indemnity payment made pursuant to Article VI as an adjustment to the Consideration under this Agreement, unless otherwise required by applicable Law.

(b) Each party shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amount as it is required to deduct and withhold with respect to the making of such payment under the Code or other applicable Law; provided that the party making such payment shall provide the other party (the "**Payee Party**") sufficient prior written notice to enable the Payee Party to file with the IRS or other Governmental or Regulatory Authority, as applicable, documentation necessary to avoid such required withholding. To the extent that amounts are so withheld, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the relevant payee in respect of which such deduction and withholding was made.

6.7 **Limitations on Indemnity Obligations; Methods of Payment.** Indemnification under this Article VI shall be the sole and exclusive remedy for the matters listed in Sections 6.2 and 6.3, except in the case of fraud, willful misconduct or intentional misrepresentation. There shall be no recovery for claims under Sections 6.2(a) or 6.3(a) unless and until the aggregate amount of Losses of the Indemnitee that may be claimed thereunder exceeds Twenty-Five Thousand Dollars ($25,000) (the "**Threshold**"), and once such Threshold has been reached, the Indemnifying Parties shall be liable to the Indemnitees only for the amount of Losses in excess of the Threshold. The maximum recovery for claims by the Buying Parties under Section 6.2(a) or by the Selling Party under Section 6.3(a) shall be limited to the maximum amount of Twelve Thousand Five Hundred Dollars ($12,500.00) (the "**Indemnity Cap**"). The maximum recovery for claims by the Buying Parties, on the one hand, or by the Selling Party, on the other hand, pursuant to this Article 6 shall not exceed Fifty Thousand Dollars ($50,000.00). The calculation of any Loss subject to indemnification under this Article 6 will reflect and be

offset by (i) the amount of any insurance proceeds actually recovered by the Indemnified Party in respect of such Loss (net of any reasonable and documented costs and expenses incurred in connection with the collection of such proceeds and any deductibles, premiums and retentions paid pursuant to the insurance policies under which such recovery is made to the extent arising out of or in connection with such claim) and (ii) the amount of any recovery in respect of such Loss actually received from a Person other than another party to this Agreement (to the extent of such recovery and net of any costs and expenses incurred in connection with the collection of such amounts). In the event and to the extent that the Buying Parties shall be liable to indemnify the Selling Party Indemnified Parties pursuant to this Agreement, such dollar amounts shall be paid to the Selling Party Indemnified Parties in cash. In the event at the time of any claim for indemnification by Buyer hereunder, the Note is in default, the claim for indemnification will not proceed and such indemnification will not be required. Nothing herein or in this Agreement limits in any manner the obligations or amounts due under the Note or the remedies with respect to default thereunder or the time to seek such remedies, or the obligations of the Buyer under Sections 5.9-5.1 or with respect to the liabilities and debts of the Company.

## VII.
## GENERAL PROVISIONS

VII.1. **Publicity**. No publicity release or announcement concerning this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby shall be issued without advance approval of the form and substance thereof by the Selling Party and the Buyer, except as may otherwise be required by Law (in which case the party making such release or announcement will provide concurrent or, if practicable, prior notice to the other Parties hereto).

VII.2. **Notices**. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made on (i) delivery thereof, if by hand; (ii) upon receipt, if sent by mail (registered or certified mail, postage prepaid, return receipt requested); (iii) on the second Business Day following deposit, if sent by a recognized overnight delivery service; or (iv) upon transmission, if sent by email transmission (in each case with receipt verified by electronic confirmation), in each case as follows:

(i) if to the Buyer, to:

Momentous Entertainment Group, Inc
Attn: Kurt Neubauer, CEO
P.O. Box 861
Sugar Land, Texas 77487
Email: kurt@momentousent.com

(ii) if to the Selling Party, to:

Skin Scientific LLC
Attn: Daniel Zachary Tanjeloff, Managing Director
435 E 14th St – Suite 12F
New York, NY 10009
Email: zak.tanjeloff@gmail.com

provided, that each party hereto shall promptly notify the other Parties hereto of any change in its contact information, which revised contact information shall thereafter be for purposes of this Section 7.2 until further revised.

VII.3. **Entire Agreement.** This Agreement (including the Exhibits and Schedules hereto) and the Transaction Documents contain the entire agreement among the Parties with respect to the purchase of the Subject Membership Interest and related transactions and supersede all prior agreements, written or oral, with respect thereto.

VII.4. **Waivers and Amendments.** This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

VII.5. **Exhibits and Schedules.** The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

VII.6. **Headings.** The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

VII.7. **Counterparts.** This Agreement may be executed in one or more original or facsimile counterparts, and by the different Parties hereto in separate counterparts (including counterparts signed or delivered by electronic means), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

VII.8. **Construction and Interpretation.** The Parties acknowledge and agree that this Agreement has been freely negotiated and shall be deemed to have been drafted by the Parties jointly. Accordingly, no court should construe any provision for or against any party as a result of such party being involved in the drafting of this Agreement.

VII.9. **Assignment.** No party may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Parties to this Agreement; provided, however, that the Buyer may assign any or all of its rights, together with its obligations hereunder, to any of its Affiliates or to any successor to all or a portion of the assets of the Buyer.

VII.10. **Parties in Interest.** This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as otherwise expressly provided herein, nothing contained in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

VII.11. **Severability**. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to, or the court making such a determination shall, modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the effect that the transactions contemplated hereby are fulfilled to the extent possible.

7.12 **Governing Law; Forum**. This Agreement and shall be governed by the laws of the State of Texas. The Parties hereto do hereby consent and submit to the venue and jurisdiction of the State or Federal Courts residing in Texas as the sole and exclusive forum for such matters of disputes, and further agree that, in the event of any action or suit as to any matters of dispute among the Parties, service of process may be made upon the other party by mailing a copy of the summons and/or complaint to the other party at the address set forth herein. Notwithstanding anything to the contrary contained herein, the Parties may seek equitable relief, or enforce any final judgment of any such federal or state court residing in Texas, in any other jurisdiction in any manner provided by applicable law.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement on the date first above written.

Buyer:

**MOMENTOUS ENTERTAINMENT GROUP, INC**

By: ______________________
Name: Kurt Neubauer
Title: CEO

The Company:

**SKIN SCIENTIFIC LLC**

By: ______________________
Name: Daniel Zachary Tanjeloff
Title: Managing Member

Seller:

**DANIEL ZACHARY TANJELOFF**

______________________

**List of Exhibits and Schedules**

| | |
|---|---|
| **Exhibit A** | **Certificate of Amendment to the Company Agreement** |
| **Exhibit B** | **Bill of Sale** |
| **Exhibit C** | **Seller Promissory Note – Daniel Zachary Tanjeloff** |
| **Exhibit D** | **Seller Promissory Note – Daniel Zachary Tanjeloff** |

**Annex I**

**Exhibit A**

**CERTIFICATE OF AMENDMENT TO THE COMPANY AGREEMENT**

# STATEMENT OF AUTHORIZED PERSON

**************************

STATEMENT OF ORGANIZATION
OF THE AUTHORIZED PERSON OF

Skin Scientific LLC

I, Daniel Tanjeloff, the Authorized Person of Skin Scientific LLC – a Delaware Limited Liability Company -- hereby certify pursuant to Section 18-201 of the Delaware Limited Liability Company Act and to the best of my knowledge that:

1. The Certificate of Formation of Skin Scientific LLC was filed with the Secretary of State of Delaware on May 16, 2016.

2. On December 18, 2017 the following person(s) were named as the Managing Member(s) of the Limited Liability Company until their successors are elected and qualify:

**Momentous Entertainment Group, Inc.**

3. The undersigned signatory hereby resigns as the authorized person of the above named Limited Liability Company.

In witness whereof, I have signed this instrument as of the date when these actions were so taken this 18th day of December, 2017.

[signature]
Daniel Tanjeloff, Authorized Person

*** This document is not part of the public record. Keep it in a safe place. ***

**ACKNOWLEDGMENT**

STATE OF New York

**COUNTY OF** New York }

On December 18, 2017, Daniel Tanjeloff personally appeared before me, a notary public who acknowledged that he executed the above instrument.

IN WITNESS WHEREOF, I have set my hand and offered by official seal in said County and State the day and year in this Certificate above written.

[signature]
Notary Public
My Commission expires on:

Chevalier Jonathan S
NOTARY PUBLIC, STATE OF NEW YORK
Registration No. 01CH6362431
Qualified in New York County
Commission Expires Jul. 31, 2021

**EXHIBIT B**

# BILL OF SALE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, Daniel Zachary Tanjeloff ("Seller") hereby assigns, conveys and transfers over unto Momentous Entertainment Group, Inc. (the "Purchaser"), all of the Seller's right, title and interest, if any, in and to the Subject Membership Interest in Skin Scientific LLC as set forth in the Membership Purchase & Sale Agreement entered into between the Seller and the Purchaser on December 18th, 2017 (the "Purchase Agreement") and subject to the terms thereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

IN WITNESS of which, Seller has caused this Bill of Sale to be executed as of the 18th day of December, 2017.

By: ______________________
Name: Daniel Zachary Tanjeloff

## Annex I

## Definitions

(a) Defined Terms

"*Affiliate*" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

"*Business Day*" means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

"*Code*" shall mean the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations promulgated thereunder, or corresponding provisions of future laws.

"*Contract*" means any contract, agreement, license, indenture, note, bond, loan, instrument, lease, commitment, work order, task order, purchase order, statement of work, understanding or other arrangement, whether, express or implied, written or oral.

"*control*" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

"*Credit Accounts*" means, collectively, (i) the American Express account with account number [redacted] in the name of the Seller and (ii) the American Express account with account number [redacted] in the name of the Company.

"*Encumbrances*" means any mortgage, pledge, security interest, encumbrance, lien, claim, option, easement, deed of trust, right-of-way, encroachment, restriction on transfer (such as a right of first refusal or other similar rights), defect of title or charge of any kind, whether voluntary or involuntary, including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

"*GAAP*" shall mean U.S. generally accepted accounting principles as are in effect from time to time applied on a consistent basis both as to classification of items and amounts.

"*Governmental or Regulatory Authority*" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official, regulator, quasi-governmental authority, or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, town, borough, village, district or other political subdivision and shall include any stock exchange, quotation service and FINRA.

"*Intellectual Property*" shall mean all of the following items: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; (ii) trademarks, service marks, trade dress, logos, trade names and the Selling Party names, together with all translations, adaptations, derivations, and combinations, including all goodwill associated therewith; (iii) copyrights, registered or unregistered and copyrightable works; (iv) domain names; (v) mask works; (vi) all registrations,

applications and renewals for any of the foregoing; (vii) trade secrets, including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law, and confidential information (including ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing information and plans, and affiliate and Advertisers lists, pricing and cost information, and related information); (viii) computer software and software systems (including data compilations, databases and related documentation); (ix) rights of publicity, persona rights or other rights to use indicia of any Person's personality; (x) licenses or other agreements to or from third Parties regarding the foregoing; and (xi) all copies and tangible embodiments of the foregoing (in whatever form or medium).

"*IRS*" means the U.S. Internal Revenue Service.

"*Key Affiliates*" means each of the top ten (10) Affiliates of the Business by Dollar amount of transactions for the twelve (12)-month period ended [September 30], 2017.

"*Key Advertisers*" means each of the top ten (10) advertisers of the Business determined on the basis of the Dollar amount of spend for the twelve (12)-month period ended [September 30], 2017.

"*Knowledge*" means the actual knowledge of the Selling Party or the Buyer, as applicable.

"*Laws*" (or "*Law*" where the context requires) shall mean international, multinational, national, foreign, federal, state, municipal, local (or other political subdivision) or administrative law, constitution, statute, code, ordinance, rule, regulation, requirement, standard, policy, or guidance having the force of law, treaty, judgment, order, injunction, award and decree of any kind of nature whatsoever including any judgment or principle of common law to the extent it is directly applicable to a Party hereunder as of the Closing Date.

"*Legal Proceeding*" means any action, suit, litigation, investigation or judicial, administrative or arbitration inquiry or proceeding.

"*Liability*" means any liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether secured or unsecured, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes, other governmental charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement.

"*Losses*" means all losses, liabilities, damages, deficiencies, costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements); provided that "Losses" shall not include any special, punitive, consequential or exemplary damages, diminution of value or any damages based upon lost revenues or profits or multiple of earnings or a similar metric.

"*Material Adverse Change*" means a material and adverse change in (or effect on) the financial condition, properties, assets, liabilities, rights, obligations, operations or business, of a Person and its Subsidiaries taken as a whole, based on the business of such Person conducted as of the Closing Date.

"*Material Contract*" means each Contract to which the Company is a party which requires the payment during the term thereof in excess of $25,000.

"*Order*" means any enforceable award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency, other Governmental or Regulatory Authority or by any arbitrator.

"*Ordinary Course*" means, with respect to any Person, in the ordinary course of that Person's business consistent with past practice, including as to the quantity, quality and frequency.

"*Permits*" means permits, certificates, licenses, orders, franchises, authorizations and approvals issued or granted by Governmental or Regulatory Authorities.

"*Person*" shall mean any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, Governmental or Regulatory Authority or any similar entity.

"*Personal Guarantees*" means any and all of the personal guarantees extended by Seller related to the Business.

"*Tax Returns*" shall mean all returns, declarations, reports, claims for refund, forms, estimates, information, returns and statements required to be filed in respect of any Taxes to be supplied to a taxing authority in connection with any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"*Taxes*" (or "*Tax*" where the context requires) means all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, environmental (including taxes under Section 59A of the Code), premium, disability, registration, license, alternative or add-on minimum, stamp, value added, goods and services, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, social security, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments, including any Liability of the Selling Party for the unpaid Taxes of any Person under Treas. Reg. §1.1502-6 (or any similar provision of state, local, or foreign law) as transferee or successor, by contract or otherwise), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto relating to the assets, business or property of the Selling Party with respect to any period or arising out of the transaction contemplated hereby.

"*Transaction Documents*" shall mean the collective reference to this Agreement, all Exhibits to this Agreement and all other certificates and instruments to be executed and delivered by the Parties on the Closing Date.

"*Treasury Regulations*" shall mean the regulations promulgated under the Code (or corresponding future Law), or corresponding future regulations.

(b) For the purposes of this Agreement, except to the extent that the context otherwise requires:

(i) whenever the words "include," "includes" or "including" (or similar terms) are used in this Agreement, they are deemed to be followed by the words "without limitation";

(ii) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(iii) all terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(iv) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(v) if any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day;

(vi) references to a Person are also to its permitted successors and assigns; and

(vii) the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

## Disclosure Schedules of the Seller and Selling Party

This Disclosure Schedule is made a part of each representation and warranty of Seller and Selling Party hereunder.

3.4 Tax Matter – The EIN for the Company was issued under the name Skin Scientific Labs. The Company does not file tax returns since it is a single member LLC.

3.5

(a) Compliance with Laws – The Seller and the Company do not make a representation or warranty regarding compliance with Law by any affiliate marketers or other third parties or websites involved in the marketing and/or sale of the Company's products or with respect to the products of the Company that are manufactured and provided by third parties, and any such representation or warranty is disclaimed.

(b) Required Permits – the Company holds no permits.

3.9(a) Material Contracts

i. Agreement between CRM Blackbox and Company for campaign management
ii. Agreement between FAFS and Company for customer support
iii. Agreement between Hashtag Fulfillment and Company for fulfillment services
iv. Agreement between Private Label Skin and Company for manufacturing services
v. Agreement between Xcaliber Solutions and Company for merchant processing management

3.10 Title to Assets – The Company assets consist of:

Website at www.getskinscientific.com
Any rights that may exist at common law to the name Skin Scientific
Right to Company accounts receivable
Customer list
Goodwill

3.11 Condition and Sufficiency of Equipment – There is no Property and Equipment of the Company.

3.12 Third Party Products – All the products of the Company are manufactured on a non-exclusive basis by third parties based on formulae and rights owned by the third parties, and white labelled for the Company. The Company is not privy to details of the third parties' rights or contracts with respect to such products or their labelling or content.

3.13 Advertiser and Affiliate Lists

There are no Key Advertisers.

Key Affiliates are:
Deluxe Ads
Yep
Affiliati